UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 4,050,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,950,000 shares of Common Stock and (iii) Series A warrants to purchase up to 9,000,000 shares of Common Stock (the “Series A Warrants”) and (iv) Series B warrants to purchase up to 9,000,000 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”) (the “Common Warrants”, together with the Shares and the Pre-Funded Warrants, the “Securities”). The offering price per Share and accompanying Warrants is $0.50, and the offering price per Pre-Funded Warrant and accompanying Warrants is $0.4999.

The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Series A Warrants and the Series B Warrants each have an exercise price of $0.50 per share, will be exercisable immediately upon issuance subject to certain ownership limitations and will expire on the fifth and first anniversaries of the issuance date, respectively.

The offering is expected to result in gross proceeds to the Company of approximately $4.5 million. The Company intends to use the net proceeds from the offering for working capital purposes and general corporate purposes, the build out of the Company’s manufacturing and research and development facilities, and the acquisition or licensing of approved products and products in development.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the 180 days after the closing date of the offering, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 60-day period following the closing of the offering.

On September 28, 2023, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Placement Agents”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agents agreed to use their reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agents a cash fee equal to 7.0% of the aggregate purchase price paid by any and all Purchasers in connection with the sale of the Securities and will reimburse the Placement Agents for certain of their expenses in an aggregate amount up to $100,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-254975), which was declared effective by the Securities and Exchange Commission on May 5, 2021, as supplemented by a prospectus supplement dated September 28, 2023.

The Placement Agent Agreement, form of Purchase Agreement, form of Pre-Funded Warrant, and form of Series A Warrant and Series B Warrant, are filed as Exhibits 1.01, 10.01, 4.01, 4.02 and 4.03, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreement, Pre-Funded Warrants, and Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

The Company issued press releases on September 28, 2023 announcing the launch and pricing of the offering, which press releases are attached here to as Exhibits 99.01 and 99.02, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
1.01 4.01 4.02 4.03 5.01 5.02 10.01 23.01 23.02 99.01 99.02 104

Placement Agent Agreement, dated September 28, 2023, among Tonix Pharmaceuticals Holding Corp., A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC

Form of Pre-Funded Warrant

Form of Series A Warrant

Form of Series B Warrant

Opinion of Brownstein Hyatt Farber Schreck, LLP

Opinion of Lowenstein Sandler LLP

Form of Securities Purchase Agreement

Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.01)

Consent of Lowenstein Sandler LLP (contained in Exhibit 5.02)

Press Release, dated September 28, 2023

Press Release, dated September 28, 2023

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: September 29, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer